Exhibit 10.6

EXECUTION COPY

TYPE A

HAWKER BEECHCRAFT, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(Performance-Vesting)

THIS AGREEMENT (the “Agreement”), is made effective as of                          ,              (the “Date of Grant”), between Hawker Beechcraft, Inc., a Delaware corporation (the “Company”), and                              (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Hawker Beechcraft, Inc. 2007 Stock Option Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the meanings given thereto in the Plan;

WHEREAS, Hawker Beechcraft Corporation (“HBC”) has offered employment to                                  in an offer letter dated as of                          ,              (the “Employment Offer”);

WHEREAS, the Company is an indirect parent of HBC; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant an Option to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.	General.

(a) Grant of the Option. The Company hereby grants to the Participant the right and option to purchase, pursuant to Section 6 of the Plan and the terms and conditions hereinafter set forth, all or any part of an aggregate of [                    ] Shares, subject to adjustment as set forth in the Plan. The Option Price shall be [$            ] per share, which the Company and the Participant agree is not less than the Fair Market Value of the Shares as of the date hereof. The Option is granted pursuant to and is governed in all respects by the Plan. This Option is not intended to constitute an incentive stock option under Section 422 of the Code.

(b) Term. The term of the Option shall be ten (10) years from and after the Date of Grant. Unless the Option is earlier terminated or canceled as provided elsewhere herein, the Option shall expire at the close of regular business hours at the Company’s headquarters on the last day of the term of the Option. Upon such expiration, this Agreement and all rights of the Optionee to exercise the Option shall automatically terminate.

2.	Vesting; Termination of Employment.

(a) Subject to the earlier termination or cancellation of the Option as set forth herein or in the Plan, the Option shall become vested (but not exercisable) as follows, in each case so long as the Participant’s Employment has not theretofore terminated:

(i) Prior to the first (1st) anniversary of the Date of Grant, no portion of the Option shall be considered vested;

(ii) On and after the first (1st) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 20% of the Shares;

(iii) On and after the second (2nd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 40% of the Shares;

(iv) On and after the third (3rd) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 60% of the Shares;

(v) On and after the fourth (4th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 80% of the Shares; and

(v) On and after the fifth (5th) anniversary of the Date of Grant, the Option shall be vested with respect to an aggregate of 100% of the Shares.

The portion of the Option which has become vested pursuant to this section 2(a) is hereinafter referred to as the “Vested Portion.” No portion of the Option will be exercisable until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(b) If the Participant’s Employment is terminated by the Company for Cause, the Option shall, whether or not then vested or exercisable, be automatically canceled without payment of consideration therefor.

(c) If the Participant’s Employment is terminated by the Company without Cause, , or due to the Participant’s death or Disability, the Participant shall be vested in an additional 20% of the Shares originally subject to the Option. The Option shall, to the extent not previously vested or vesting as described in this Section 2(c), be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below.

(d) If the Participant’s Employment terminates for any reason other than a termination for Cause or a termination described in Section 2(c), the Option shall, to the extent not previously vested be automatically canceled without payment of consideration therefor, and the Vested Portion of the Option shall remain outstanding for the applicable period set forth in Section 3(b); provided that it shall not be exercisable unless and until it has become exercisable pursuant to Section 3(a)(i) or (ii) below .

(e) In the event of a Transaction the Committee may either (i) cancel the Option and make payment in connection with such cancellation equal to the excess, if any, of the Fair Market Value of the Shares subject to such Option over the aggregate Option Price of such Option or (ii) provide for the issuance of substitute options or other awards that will preserve, as nearly as practicable, the economic terms of the Option, in each case as determined by the Committee in good faith and, in each case, in compliance, to the extent applicable, with Section 409A of the Code as determined by the Board.

3. Exercise of Option.

(a) Exercisability.

(i) If the Participant is employed by a member of the Company Group on the date of consummation of a Liquidity Event, all Shares originally subject to the Option (including those previously eligible for vesting under Section 2(a) which had not yet become vested) shall vest and become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least two hundred percent (200%). For purposes of this Agreement, “Cash on Cash Return” shall mean the aggregate gross cash return realized by the Existing Owner Group on all of the capital invested by them in the Company or any of its subsidiaries in debt instruments, Shares or other equity securities of any of them (collectively “Company Group Securities”), including by means of direct purchases from any member of the Company Group or through the contribution of debt instruments purchased on the secondary market. In the case of any contributed debt instrument, the amount of capital invested attributable to such debt instrument shall be deemed to be the fair market value of the debt instrument on the date it is contributed, as determined by the Board in good faith. For purposes of this Section 3(a)(i), return shall include all amounts included in the determination of Internal Rate of Return, except that the term Company Group Securities shall be substituted for the term “equity” as used in the definition of Internal Rate of Return.

(ii) If a Participant is no longer employed by a member of the Company Group on the date of consummation of a Liquidity Event, the Vested Portion of the Option that remains outstanding on the date of the Liquidity Event, if any, shall become exercisable if the Existing Owner Group achieves upon consummation of the Liquidity Event an 8% Internal Rate of Return and a Cash on Cash Return of at least two hundred percent (200%).

(b) Post-Termination Period of Exercise.

(i) In the case of termination of the Participant’s Employment due to the Participant’s death or Disability, subject to any provisions of the Plan and this Agreement to the contrary, the Participant (or his heir or legatee, if applicable) may, at any time prior to earliest to occur of (x) the tenth (10th) anniversary of the date of grant and (y) the first (1st) anniversary of the date of termination of Employment, exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(ii) In the case of termination of the Participant’s Employment for any reason other than the Participant’s death or Disability , subject to any provisions of the Plan and this Agreement to the contrary, the Participant may, at any time prior to the earliest to occur of (x) the tenth (10th) anniversary of the Date of Grant and (y) 5:00 pm (Eastern time) on the ninetieth (90th) day following the date of termination of Employment exercise all or any part of the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) prior to such date.

(c) Method of Exercise.

(i) Subject to Section 3(a) and (b), the Vested Portion of the Option which has become exercisable pursuant to Section 3(a)(i) or (ii) may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised (the “Purchased Shares”) and shall be accompanied by payment in full of the Option Price in cash or by check or wire transfer; provided, however, that payment of such aggregate exercise price may instead be made, in whole or in part, by (i) the delivery to the Company of a certificate or certificates representing Shares, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value thereof on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring such Shares or (ii) by a reduction in the number of Purchased Shares to be issued upon such exercise having a Fair Market Value on the date of exercise equal to the aggregate Option Price in respect of the Purchased Shares, provided that the Company is not then prohibited from purchasing or acquiring such Shares. The Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares, satisfied any applicable withholding requirements and, if applicable, satisfied any other conditions imposed by the Committee or pursuant to the Plan or this Agreement.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange (collectively, the “Legal Requirements”) that the Committee shall in its sole discretion determine to be necessary or advisable, unless an exemption to such registration or qualification is available and satisfied. The Committee may establish additional procedures, as it deems necessary or desirable in connection with the exercise of the Option or the issuance of any Shares upon such exercise to comply with any Legal Requirements. Such procedures may include but are not limited to the establishment of limited periods during which the Option may be exercised or that following receipt of the notice of exercise, and prior to the completion of the exercise, the Participant will be required to affirm the exercise of the Option following receipt of any disclosure deemed necessary or desirable by the Committee.

(iii) Upon the Committee’s determination that the Option has been validly exercised as to any of the Shares, and that the Participant has paid in full for such Shares and satisfied any applicable withholding requirements, the Company shall issue certificates in the Participant’s name for such Shares.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(b)(i) (and the term “Participant” shall be deemed to include such heir or legatee). Any such heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) In consideration of the grant of this Option, the Participant agrees that, as a condition to the exercise of any option to purchase Shares (whether this Option or any other option), the Participant shall, with respect to such Shares, have become a party to the Shareholders Agreement.

4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any other member of the Company Group to continue the Employment of the Participant and shall not lessen or affect the Company’s or such other member’s right to terminate the Employment of such Participant.

5. Legend on Certificates. The certificates representing the Shares purchased upon the exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission and any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6. Transferability. The Option and the Participant’s other rights and obligations under the Plan and this Agreement may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant without the prior written consent of the Company otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.

7. Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Participant to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. The Participant may satisfy such tax withholding obligation by surrendering to the Company at the time of exercise Purchased Shares (valued in the manner provided in Section 3(c)(i) above), provided that the Company is not then prohibited from purchasing or acquiring such Shares.

8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party hereto at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This agreement shall be governed by and construed in accordance with the laws of the state of New York without regard to principles of conflicts of laws.

11. Option Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the Date of Grant.

HAWKER BEECHCRAFT, INC.

By:
Name:
Title:

Agreed and acknowledged as of the Date of Grant: